UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Western Alliance Bancorporation

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2013 Your Resource for Growth

Condensed Consolidated Statement of Income (Unaudited) ($ in thousands, except per share amounts) 2012 2011 Interest Income $ 318,295 $ 296,591 Interest Expense (28,032) (38,923) Net Interest Income 290,263 257,668 Provision (46,844) (46,188) Net Interest Income After Provision 243,419 211,480 Non Interest Income 44,726 34,457 Non Interest Expense (188,860) (195,598) Income Before Income Tax 99,285 50,339 Income Tax (23,961) (16,849) Net Income From Continuing Operations 75,324 33,490 Discontinued operations (2,490) (1,996) Net Income $ 72,834 $ 31,494 Less Dividends And Accretion On Preferred Stock (3,793) (16,206) Net Income Available To Common Shareholders $ 69,041 $ 15,288 Number Of Common Shares 82,912 81,183 Net Income Per Common Share $ 0.83 $ 0.19 Condensed Consolidated Balance Sheet (Unaudited) ($ in thousands) 2012 2011 Assets Cash $ 205,000 $ 155,000 Securities 1,268,000 1,524,000 Loans 5,709,000 4,780,000 Allowance for Loan and Lease Losses (95,000) (99,000) Net Loans 5,614,000 4,681,000 Other Assets 536,000 485,000 Total Assets $ 7,623,000 $ 6,845,000 Liabilities and Equity Deposits $ 6,455,000 $ 5,658,000 Borrowings 273,000 477,000 Other Liabilities 135,000 73,000 Total Liabilities $ 6,863,000 $ 6,208,000 Shareholders’ Equity 760,000 637,000 Total Liabilities and Shareholders’ Equity $ 7,623,000 $ 6,845,000

Dear Clients, Shareholders and Friends of Western Alliance, A key foundation of our business is a commitment to be a reliable resource for growth in the local economies in which we operate. In 2012, we are pleased to report our banks originated a record $1.8 billion in loans to businesses, entrepreneurs, professionals, non-profi ts and the public sector. Included in this total was $200 million funded to local and state entities for debt refi nancing, new equipment, and energy-ef cient infrastructure. There was $620 million funded for real estate investments, $408 million loaned to small businesses defi ned by revenues under $50 million, and over $500 million to larger businesses for equipment purchases, plant expansion and other working capital needs. Over time, we have become the premier local banking option for business. With our team of seasoned bankers, our local market share increased as both deposit and loan growth continued to outpace our peers. Total deposits grew $797 million for the year to $6.46 billion and have grown since 2008 at a compounded annual growth rate of 15.29% . Total loans outstanding increased by $929 million to $5.71 billion, and grew at a compounded annual growth rate of 8.65% since 2008. To keep pace with this growth, Western Alliance has enhanced its capital position. Total risk based capital at year end 2012 was $856 million, up from $723 million at year end 2011 and $466 million fi ve years ago. We continued to see improvement in virtually all aspects of our business as the economies in which we operate continue to recover and we, as managers, continue to improve. During the year, asset quality showed continued improvement, our net interest margin and revenue grew and operating expenses were relatively stable from the prior year. Net income after taxes more than doubled from $31.5 million in 2011 to $72.8 million for 2012, producing a return on average assets of 1.01% and a return on average equity of 10.5% . The public market rewarded our performance in 2012 as our stock price grew from $6.23 per share to $10.53 per share during the year. In 2012, we opened our Beverly Hills of ce and successfully acquired Western Liberty Bancorp. We continued to expand our menu of cash management services, enhanced the overall risk management infrastructure of our company as well as customer security features, and added new business lines. Alliance Association Financial Services, started in 2009, has surpassed $500 million in deposits and now operates in 23 states. Our mortgage warehouse lending group that we started in 2010 ended the year with $222 million in loans outstanding. Western Alliance Equipment Finance, which began operations in 2008, originated $157 million in leases during the year. Our asset-based lending group, started in January of last year, funded $150 million in credit during the year. In all cases, our quality growth is a result of our ability to attract and retain quality bankers with strong, long-standing local ties who share our commitment to outstanding customer service. As bankers, we are proud members of our local community and have a commitment to support those in need. During 2012, we supported over 200 locally-based organizations through grants, sponsorship and volunteer hours. We provided $94 million in community development loans used to build affordable housing projects, senior facilities and community services. In addition, many of our bankers play a leadership role in vital community organizations. We look forward to continuing to introduce new capabilities and services to support our customers and be a resource for growth. We will continue to focus on quality organic growth, as well as strategic acquisitions. We have plans this year for new of ces in both Chandler and Scottsdale, Arizona. We appreciate the loyalty of our customers, the support of our Board of Directors, and the hard work, dedication and passion of our team of employees. Robert Sarver Chairman and Chief Executive Of cer

Growth Loans $ in millions 8.65% CAGR* 2012 5,709 2011 4,780 2010 4,241 2009 4,080 2008 4,096 * Compounded Annual Growth Rate Deposits $ in millions 15.29% CAGR* 2012 6.455 2011 5,658 2010 5,338 2009 4,722 2008 3,652 * Compounded Annual Growth Rate

Market Share Ranking Deposits: $ in millions Among Among 6/30/2012 Locally All Banks WAL Chartered In State Market Deposits Of ces Banks Arizona $1,483 9 #2 #7 Nevada $3,090 19 #2 #5 San Diego $1,224 7 #2 #8 Total Risk Based Capital 10.42% CAGR* $ in millions 12/31/2012 856,200 723,327 666,295 654,011 575,873 5.0% 2008 2009 2010 2011 2012 * Compounded Annual Growth Rate

Building on Success The Western Alliance Story Resource for Growth Western Alliance was founded in 1994 by a group of seasoned bankers and business leaders with a proven track record of leading successful banks. Through both good years and the most challenging The WAL Difference ones, their commitment to our customers and local economies has been unwavering. A Single Point of Contact In 2005, Western Alliance became a publicly-held company traded on the New York Stock Exchange Responsive Decision Making (NYSE: WAL). Today, Western Alliance has grown to over $7.6 billion in assets with 39 offi ces and has Robust Lending Capacity and Services become a leading provider of credit to businesses, professionals, municipalities and nonpro t Access to Senior Management organizations. Western Alliance is headquartered in Phoenix, Arizona and operates banks in Arizona, California and Nevada with nancial services group representatives in strategic locations throughout the U.S.

. Adding Value through Relationships and Superior Customer Service. Treasury Management and Deposit Services Maximizing cash balances Accelerating receivables Streamlining payables Protecting against fraud Treasury Management n ACH Services n Cash Vault n E-Deposit Remote Capture n Online Banking/Bill Pay n Lockbox n Merchant Services n Positive Pay n Trusteer Fraud Protection n Zero Balance Accounts Western Alliance clients rely on having a consistent, knowledgeable team supporting their deposit account and treasury management needs. Clients have access to a full range of treasury management services to help them optimize their cash ow, increase ef ciency of their cash management operations and protect against fraud. Deposit Services n Checking, Savings, Money Market Accounts n Certi cates of Deposits n CDARS® Program n Attorney Trust Accounts (IOLTA) n Escrow Deposit Services Torrey Pines Bank provides nancing, treasury management and deposit services to Welk Hospitality Group, headquartered in San Diego County. Welk manages, develops, and operates six vacation ownership resorts located in San Diego, CA, Palm Desert, CA, Branson, MO and Cabo San Lucas, Mexico. The resorts boast luxurious nishes and abundant amenity packages more commonly found in high-end private residence club developments. All locations consistently rate within the top three locations on TripAdvisor.

Torrey Pines Bank provides nancing and cash management services to assist Air Lease Corporation with their capital intensive business of purchasing aircraft for their eet of 155 and growing. Air Lease Corporation is an innovative company whose primary business is providing the world’s airlines with operating leases on new aircraft from the major commercial aircraft manufacturers. They are also a strategic partner to their airline customers assisting them in modernizing and customizing their fl eets. L to r: Steven Udvar-Hazy, Chairman and CEO and John Plueger, President and COO, Air Lease Corporation with Kathleen Chapman, Senior Vice President, Manager, Torrey Pines Bank. A Reliable Lending Resource with Capacity and Local Responsiveness. Commercial Lending Western Alliance banks have seasoned, local lenders with in-depth experience in their local markets and industries. Our relatively at organizational structure and access to senior management facilitate prompt decisions and customized solutions for each client. Western Alliance banks originated a record $1.8 Billion in new loans in 2012. Seasoned Relationship Managers Industry Expertise Empowered to Make Decisions Locally n Commercial and Industrial Lending n Equipment Finance n Commercial Real Estate Lending n Commercial/Residential Construction Lending n Mortgage Warehouse Lending n Franchise Lending n Public Finance

L to r: Cindi Roney, Senior Vice President, Alliance Bank of Arizona, with Laura Olguin, Owner/Operator, CRT Partners, LLC. Alliance Bank of Arizona provides CRT Partners LLC with specialized franchise nancing and deposit services. Laura Olguin, Owner/Operator of CRT Partners, began working for Jack in the Box restaurants at 17 as a maintenance worker and worked her way through college as a shift leader and restaurant manager. Eleven years later, she became director of international operations reporting to the CEO. She later moved to Tucson and is now owner and operator of 27 Jack in the Box restaurants. Franchise Lending Despite the $190 billion size of the quick service restaurant industry, franchise owner/entrepreneurs can be limited in finding local banking options that best serve them to help them grow and succeed. In a specialized industry with its own unique requirements, owners look for the bene ts of having a nancial resource with expertise in their industry, and a relationship-based banker who is committed and responsive to their needs.

Alliance Association Financial Services supports over 4,600 homeowners associations through 240 management companies in 23 states. L to r: Amy Ostwinkle, Vice President, Alliance Association Financial Services with Karen Kass, President/CEO, Arizona Community Management Services. Community Management Associations An estimated 24 million homes are governed by homeowner associations. Alliance Association Financial Services (AAFS) is a leading provider of banking services developed speci cally for the community management and homeowners association industry. AAFS delivers a full range of specialized banking services including deposits, treasury management and nancing. AAFS operates in 23 states with local AAFS representatives across the country. Management’s responsive and innovative solutions, coupled with high service levels, have gained them the trust of the industry’s top companies. n Full Range of Core Banking and Imaging Systems n Automated Integration with Leading Industry Account Programs n 24/7 Online Banking n E-Deposit Remote Capture n Lockbox n Online, Lockbox and Recurring Direct Debit Homeowner Payment Options Committed to quality community environments, Arizona Community Management Services (ACMS) serves over 45 community associations. Headquartered in Scottsdale, Arizona, ACMS creates programs designed to t the individual community. Alliance Association Financial Services provides deposit, treasury management and homeowner payment options to reduce costs and increase cash management ef ciency.

Nevada. Eglet Wall Christiansen is a leading law firm in Las Vegas practicing primarily in personal injury cases. The firm has settled more multi-million dollar lawsuits than any other Nevada firm and one of its attorneys has been named Trial Attorney of the Year by the Nevada Justice Association. In 2011, the firm won the largest single client personal injury verdict in Nevada history. Bank of Nevada provides financing and deposit services, and has partnered with the firm in providing financial education seminars to the firm’s settlement clients. Professional Practices Western Alliance bankers have been focused on the banking needs of professionals since our inception and understand the unique requirements of professionals and practice managers. Our clients include some of the largest rms in our markets as well as small group practices and sole practitioners. We are actively engaged in supporting educational and philanthropic initiatives including IOLTA account programs, continuing professional education, economic and industry seminars. Many of our professional practice bankers have earned special recognition for their contributions of expertise with related professional organizations. n Accounting n Healthcare n Insurance n Legal

The Western Alliance Public Finance team provided needed nancing to Paradise Schools and its Honors High School campus. A successful charter school system with grades K-12, led by Executive Director Dr. Patrick Schrader, Paradise operates two campuses in Surprise, Arizona, northwest of Phoenix. The Paradise Honors High School campus, completed in 2011, serves 300 students and recently graduated its rst high school class. L to r: Dan Bigler, Paradise Schools Director of Finance on campus with Kate Maynard, Vice President, Treasury Management, Alliance Bank. Public Finance In 2012, Western Alliance banks loaned over $200 million to public and nonprofi t customers, invested $80 million in municipal securities, and maintained over $500 million of public funds on deposit. Western Alliance has a team of experts who provide public sector and nonpro t customers with a comprehensive portfolio of nancing solutions including deposit and treasury management services, direct lending and lease nancing. Clients include cities, counties, state government agencies, school districts, charter school organizations, colleges and universities, and nonpro t organizations. Clients use a wide array of treasury management services and depository products that offer competitive interest rates and nancial security. Western Alliance bank loans enabled customers to re nance outstanding debt for substantial nancial savings, construct new facilities and infrastructure projects and fund energy ef ciency projects which help reduce energy and operating costs. A Trusted Local Banking Option for the Public Sector n State and local governments n Local school districts n Charter schools n Colleges and universities n Power/water authorities n Healthcare agencies

. A recipient of the Exporter of the Year award by the US Small Business Administration, French Gourmet, Inc. provides high quality frozen dough internationally for croissants and a variety of other pastries. Headquartered in Reno, Nevada, the company obtained nancing through its relationship with First Independent Bank. Today, French Gourmet products are available in the US and internationally in Canada, the Paci c Rim, Hong Kong, Singapore, Brunei, Korea and Dubai. Promoting Small Business Lending SBA Loans Western Alliance banks provide SBA 504 and 7A loans and work closely with Community Development Corporations. Our SBA banking teams are comprised of experienced lenders who work personally with each client to facilitate the process. As a result, they have earned recognition in their markets as the go to” lenders for SBA financing. n #1 ranked SBA 504 lender in San Diego County – 8 consecutive years, Torrey Pines Bank n #1 ranked SBA 504 lender in Nevada 2012, Bank of Nevada n SBA Preferred Lender – Alliance Bank of Arizona, First Independent Bank, Reno

Giving Back: Community Development Western Alliance is committed to enhancing the quality of life in our local communities through community development lending, support of educational initiatives and investment in many community-based organizations. Community Development Loans. Community development lending is a high priority at Western Alliance. Community development lending serves to address affordable housing and economic development needs, as well as revitalization and stabilization targeting low-to-moderate income individuals, families and neighborhoods. We continuously solicit opportunities for participation in community development projects and work with community-based organizations to identify new opportunities. Community Sponsorships/Volunteer Service. Through grants, sponsorships and thousands of volunteer hours each year, over 200 organizations are supported to improve the quality of life for individuals and families in local communities. In 2012, Western Alliance banks originated $94 million in community development loans. n Affordable Housing n Senior/ Veterans Facilities n Community Services n Educational Support n Sponsorship of the Arts L t

WESTERN ALLIANCE BANCORPORATION BOARD OF DIRECTORS Robert Sarver Bruce Beach William S. Boyd Marianne Boyd Steven J. Hilton Cary Mack Todd Marshall Chairman and Chairman Executive Chairman Johnson Chairman and Chief Chairman Chairman of the Board Chief Executive Of cer Western Alliance Bank of the Board Executive Vice President Executive Of cer Torrey Pines Bank Marshall Retail Group Western Alliance Chairman and CEO Boyd Gaming and Vice Chairman Meritage Homes Managing Partner Bancorporation Beach Fleischman & Co. Corporation of the Board Corporation Southwest Value Boyd Gaming Corporation Partners M. Nafees Nagy, MD James E. Nave, DVM John P. Sande, III Donald Snyder Sung Won Sohn, PhD Kenneth A. Vecchione President Owner Partner Chairman Smith Professor of Vice Chairman Nevada Cancer Center Tropicana Animal Fennemore Craig Bank of Nevada Economics Bank of Nevada Hospital Jones Vargas Dean California State Harrah College of University CI Hotel Administration University of Nevada, Las Vegas EXECUTIVE MANAGEMENT COMMITTEE Robert Sarver Gerald Cady Duane Froeschle Dale Gibbons Bruce Hendricks Chairman and Executive Vice President Executive Vice President Executive Vice President Executive Vice President Chief Executive Of cer California Administration Southern Arizona Chief Financial Of cer Southern Nevada Administration Administration James H. Lundy Robert McAuslan Pat Taylor Randall Theisen Merrill Wall Executive Vice President Executive Vice President Executive Vice President Executive Vice President Executive Vice President Arizona and Northern Chief Credit Of cer Chief Risk Of cer General Counsel Chief Administrative Nevada Administration Of cer

LOCATIONS NORTHERN NEVADA First Independent Bank 7 LOCATIONS N E VA D A BAY AREA 2 LOCATIONS SOUTHERN NEVADA Bank of Nevada C A L I F O R N I A 12 LOCATIONS Torrey Pines Bank NORTHERN ARIZONA 2 LOCATIONS LOS ANGELES A R I Z O N A 2 LOCATIONS Alliance Bank of Arizona SAN DIEGO COUNTY METRO PHOENIX 7 LOCATIONS 5 LOCATIONS TUCSON 2 LOCATIONS Western Alliance Bancorporation is a regional bank holding company that provides nancial products and services through its subsidiaries to businesses, entrepreneurs, professionals, not-for-pro t organizations, individuals and other consumers. Western Alliance has consolidated assets of $7.6 billion and is traded on the New York Stock Exchange (NYSE:WAL). Alliance Bank of Arizona Bank of Nevada First Independent Bank Torrey Pines Bank Western Alliance Equipment Finance Alliance Bank of Arizona and First Independent Bank are divisions of Western Alliance Bank. Bank of Nevada, Torrey Pines Bank, Western Alliance Bank and Western Alliance Equipment Finance are af liates of Western Alliance Bancorporation. Bank of Nevada, Torrey Pines Bank and Western Alliance Bank are members FDIC.

Offices

Alliance Bank of Arizona
alliancebankofarizona.com

Cityscape Office
One E. Washington St., Ste. 100
Phoenix, AZ 85004
(602) 629-1776
Rob Gramhill, SVP

Biltmore Park Office
2701 E. Camelback Rd., Ste. 110
Phoenix, AZ 85016
(602) 952-5400
Victor Napolitano, SVP

Flagstaff Office
214 E. Birch Ave.
Flagstaff, AZ 86001
(928) 214-3400
Sherri Slayton, EVP

Mesa Office
1110 E. Baseline Road
Mesa, AZ 85204
(480) 609-2900
Dee Burton, EVP

Midtown Office
2901 N. Central Ave., Ste. 100
Phoenix, AZ 85012
(602) 629-1700
Kelly Conner, SVP

Scottsdale Office
7373 N. Scottsdale Rd.
Scottsdale, AZ 85253
(480) 998-6500
Julian Fruhling, SVP

Sedona Office
6486 Highway 179, Ste. 110
Sedona, AZ 86351
(928) 284-2380
Carol Schlim-Thomason, VP

Swan Office
4703 E. Camp Lowell Dr.
Tucson, AZ 85712
(520) 784-6000
Duane Froeschle, Pres.

Williams Centre Office
200 S. Craycroft Rd.
Tucson, AZ 85711
(520) 322-7700
Pat Simmons, SVP

Alliance Association Financial Services
aafin.com

2700 W. Sahara Ave.
Las Vegas, NV 89102
(888) 734-4567
Craig Huntington, President

Western Alliance Asset-Based Lending
One E. Washington St.
Phoenix, AZ 85004
(602) 952-5488
Jim Callas, President

Bank of Nevada
bankofnevada.com

Sahara Regional Office
2700 W. Sahara Ave.
Las Vegas, NV 89102
(702) 248-4200
Lori Harrison, EVP

Centennial Hills Office
8505 W. Centennial Pkwy.
Las Vegas, NV 89149
(702) 856-7160
Joyce Smith, SVP

Grand Central Pkwy. Office
100 City Pkwy., Ste. 120
Las Vegas, NV 89106
(702) 696-6700
Bonnie Miller, Op Mgr

Hualapai Regional Office
1115 S. Hualapai Way
Las Vegas, NV 89117
(702) 856-7100
Rachelle Crupi, EVP

Northwest Regional Office
7251 W. Lake Mead Blvd., Ste. 108
Las Vegas, NV 89128
(702) 240-1734
Mark Larson, EVP

Southwest Regional Office
3985 S. Durango Dr.
Las Vegas, NV 89147
(702) 363-5140
Sarah Guindy, EVP

Sunset Office
8349 West Sunset Road
Las Vegas, NV 89113
(702) 248-4200
Sherry Coffman, Op Mgr

Aliante Office
6915 Aliante Pkwy.
North Las Vegas, NV 89084
(702) 856-7140
Ellen Schuster, Op Mgr

Henderson Regional Office
2890 N. Green Valley Pkwy.
Henderson, NV 89014
(702) 451-0624
Daline Januik, EVP

Siena Heights Office
10199 S. Eastern Ave.
Henderson, NV 89052
(702) 940-8500
Kathy Taylor, SVP

Stephanie Office
221 N. Stephanie St.
Henderson, NV 89074
(702) 939-5700
Wanda Shumar, VP

Mesquite Office
11 Pioneer Blvd.
Mesquite, NV 89027
(702) 346-6600
Dan Wright, SVP

First Independent Bank
firstindependentnv.com

Kietzke Office
5335 Kietzke Lane
Reno, NV 89511
(775) 828-2000
Mike Hix, SVP

Carson City Office
1818 E. College Pkwy.
Carson City, NV 89706
(775) 682-4747
Greg Nixon, VP

Fallon Office
2061 W. Williams Ave.
Fallon, NV 89406
(775) 423-9586
Robby Johnston, VP

Spanish Springs Office
381 Los Altos Pkwy.
Sparks, NV 89436
(775) 626-9400
Tania Violette, VP

Sparks Industrial Office
980 S. McCarran Blvd.
Sparks, NV 89431
(775) 358-1300
Andrea Cantlon, VP

Sparks Marina Office
725 Sparks Blvd.
Sparks, NV 89434
(775) 358-8400
Kathy Flamm, VP

Robb Drive Office
6290 Sharlands Ave.
Reno, NV 89523
(775) 746-3000
Michele Trombly, SVP

Western Alliance Equipment Finance
westernallianceef.com

One E. Washington St.
Phoenix, AZ 85004
(602) 797-3643
Bill Koenig, EVP

Western Alliance Mortgage Warehouse Lending
2701 E. Camelback Rd.
Phoenix, AZ 85016
(602) 952-5414
Steve Curley, SVP

Western Alliance Public Finance
One E. Washington St.
Phoenix, AZ 85004
(602) 797-3634
Jim Sult Jr., VP

Torrey Pines Bank
torreypinesbank.com

Carmel Valley Office
12220 El Camino Real, Ste. 110
San Diego, CA 92130
(858) 523-4630
Tom Woolway, SVP
Teofla Rich, SVP, Private Banking

Beverly Hills Office
9355 Wilshire Blvd.
Beverly Hills, CA 92101
(310) 623-8900
Kathleen Chapman, SVP

Carlsbad Office
2760 Gateway Rd.
Carlsbad, CA 92009
(760) 444-8400
Don Schempp, SVP

Kearny Mesa Office
9280 Clairemont Mesa Blvd.
San Diego, CA 92123
(858) 259-5300
Vince Kingsley, SVP

Golden Triangle Office
4350 Executive Dr., Ste. 130
San Diego, CA 92121
(858) 523-4688
Burt Brigida, SVP

La Mesa Office
8379 Center Dr.
La Mesa, CA 91942
(619) 233-2555
Chris Grassa, SVP

Los Altos Office
20 First St.
Los Altos, CA 94022
(650) 469-1700
Al Diaz, VP

Los Angeles Office
One Bunker Hill, 601 W. 5th Ave.
Los Angeles, CA 90071
(213) 362-5200
Paul Donaldson, Division Pres.

Oakland Office
1951 Webster St.
Oakland, CA 94612
(510) 899-7500
Wil Mendoza, SVP

San Diego Office
550 West C St., Ste. 100
San Diego, CA 92101
(619) 233-2500
Robert McNamara, SVP

Symphony Towers Office
750 B St., Ste. 100
San Diego, CA 92101
(619) 233-2200
Francesca Castagnola, SVP

Western Alliance Resort Finance
One E. Washington St.
Phoenix, AZ 85004
(602) 386-2315
Tom Perrott, Managing Director

16

One East Washington Street Phoenix, AZ 85004 (602) 389-3500 westernalliancebancorp.com Alliance Bank of Arizona and First Independent Bank are divisions of Western Alliance Bank. Bank of Nevada, Torrey Pines Bank and Western Alliance Bank are af liates of Western Alliance Bancorporation and are members FDIC. ©2013 Western Alliance Bancorporation03/13 Cert no. SCS-COC-001210